Exhibit 99.1

OPTIMER PHARMACEUTICALS APPOINTS

ERIC SIROTA AS CHIEF OPERATING OFFICER

JERSEY CITY, May 13, 2013 — Optimer Pharmaceuticals (NASDAQ: OPTR) (the “Company” or “Optimer”) today announced the appointment of Mr. Eric Sirota as Chief Operating Officer.  Mr. Sirota will be responsible for directing Optimer’s corporate strategy with regard to DIFICID®.

“Eric has tremendous experience and has demonstrated leadership in building pharmaceutical brands in the United States and abroad and has dedicated his career to making important new medicines available to the medical profession for the benefit of patients,” said Dr. Hank McKinnell, Chairman and CEO of Optimer.  “His appointment fills a significant need at Optimer, and will allow me to focus more of my time on the strategic review process we announced in late February.  Keeping the core business functioning well during this process is critical to Optimer and its stockholders, and Eric will be responsible for maintaining and growing our operations.”

Mr. Sirota, 51 years old, operated a consultant practice in the healthcare industry for more than three years, consulting with numerous pharmaceutical companies and healthcare service organizations to develop new, and enhance existing, business opportunities with a focus on strategy, operational efficiency and organizational design.  Mr. Sirota has served as a consultant to the Company since March 8, 2013, providing product marketing and business advice to Optimer’s Board of Directors and Dr. McKinnell.  In addition, from February 2010 until December 2010, Mr. Sirota served as President of Commercial Services of inVentiv Health, Inc., a provider of clinical, commercial and consulting services to the healthcare industry, where he developed strategies to address the need for integrated analytic, sales and marketing solutions that enhance brand revenue, drive efficiency and lower costs.  Prior to June 2009, Mr. Sirota served as an executive of Pfizer Inc., most recently as Vice President of Pfizer’s US Marketing, Commercial Strategy and Innovation and Regional Sales, responsible for the neuroscience and pain franchises.  During his over twenty-year career at Pfizer, Mr. Sirota was responsible for 12 therapeutic areas, including anti-infectives, and more than 25 brands.  He received his B.S. degree in Pharmacy from Rutgers Collage of Pharmacy and his Master of Business Administration degree from The Wharton School, The University of Pennsylvania.

About Optimer Pharmaceuticals

We are a global biopharmaceutical company currently focused on commercializing our antibiotic product DIFICID® (fidaxomicin) tablets in the United States and Canada, and developing other fidaxomicin products in the United States and worldwide, both by ourselves and with our partners and licensees. DIFICID, a macrolide antibacterial drug, was approved by the U.S. Food and Drug Administration on May 27, 2011, for the treatment of Clostridium difficile -associated diarrhea, or CDAD, in adults 18 years of age and older. Fidaxomicin has also received marketing authorization in other jurisdictions, including the European Union, where it is marketed under the trade name DIFICLIR™ by our licensee, Astellas Pharma Europe. CDAD is the most common symptom of Clostridium difficile infection, or CDI. Additional information can be found at http://www.optimerpharma.com.

Forward-looking Statements

Statements included in this press release that are not a description of historical facts are forward-looking statements, including, without limitation, statements related to future roles and contributions of Mr. Sirota at Optimer.  Words such as “believes,” “anticipates,” “plans,” “expects,” “intend,” “will,” “seek,” “potential,” “maximize,” “goal” and similar expressions are intended to identify forward-looking statements.  The inclusion of forward-looking statements should not be regarded as a representation by Optimer that any of its plans will be achieved. These forward-looking statements are based on management’s expectations on the date of this release. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Optimer’s business including, without limitation, risks relating to: Optimer’s ability to continue driving adoption and use of DIFICID, the effects of changes in Optimer’s management, the outcome of Optimer’s review of strategic alternatives including a possible sale of the Company, the potential for lawsuits and enforcement proceedings related to the previously disclosed investigations by U.S. authorities and other risks detailed in Optimer’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this release, and Optimer undertakes no obligation to update or revise these statements, except as may be required by law.

Contacts

Optimer Pharmaceuticals, Inc.

David Walsey, Vice President, Investor Relations and Corporate Communications

(858) 964-3418

Canale Communications

Jason I. Spark, Senior Vice President

(619) 849-6005